Exhibit 99.1

Acuren Corporation Announces $250 Million Private Placement

HOLLYWOOD, Florida – October 6, 2025 – Acuren Corporation (the “Company”) (NYSE: TIC), which has announced its intention to rebrand as TIC Solutions, Inc., today announced that it has entered into a definitive agreement to sell $250 million of the Company’s securities in a private placement (the “Private Placement”) to an existing investor (the “Shareholder”). Pursuant to the terms of the agreement, the Company will sell approximately 20.8 million shares of its common stock (“Common Stock”) at $12.00 per share (or in lieu thereof, pre-funded warrants with an exercise price of $.0001 per share). The Private Placement is expected to close on or about October 7, 2025, subject to customary closing conditions. The Company intends to use the proceeds from the Private Placement for general corporate purposes.

Jefferies LLC acted as the sole placement agent for the Private Placement.

The securities to be sold in this Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company and the Shareholder have agreed that the Company will file a registration statement with the U.S. Securities and Exchange Commission (“SEC”) registering the resale of the shares of Common Stock issued in the Private Placement no later than 15 days after the closing of the Private Placement. The closing of the Private Placement is not dependent on the effectiveness of such registration statement. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About the Company:

The Company is a leading provider of tech-enabled Testing, Inspection, Certification, and Compliance (TICC) services and critical asset integrity solutions. Operating across North America and select international markets, the Company serves diversified end markets that are essential to the broader economy, including industrials, energy processing, utilities, and both public and commercial infrastructure, with exposure to data centers and other high-growth adjacencies.

The Company supports clients across the full asset lifecycle, from planning and design to commissioning and compliance, through a comprehensive portfolio that includes inspection and mitigation (nondestructive testing and rope access services), consulting engineering, and geospatial solutions. The Company’s services are mission-critical, frequently compliance-mandated, and typically recurring in nature, delivered by a workforce of more than 11,000 employees across more than 250 locations.

For more information, please visit www.acuren.com and beginning October 10, 2025, www.ticsolutions.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements in this press release are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements in this press release include statements regarding the Company’s expectations and beliefs regarding the timing of the closing of the Private Placement. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, (i) economic conditions affecting the industries the Company serves, including the construction industry and the energy sector, as well as general economic conditions; (ii) the ability and willingness of customers to invest in infrastructure projects; (iii) a decline in demand for the Company’s services or for the products and services of their customers; (iv) the fact that the Company’s revenues are derived primarily from contracts with durations of less than six months and the risk that customers will not renew or enter into new contracts; (v) the Company’s ability to successfully acquire other businesses, successfully integrate acquired businesses into its operations and manage the risks and potential liabilities associated with those acquisitions; (vi) the Company’s ability to compete successfully in the industries and markets it serves; (vii) the Company’s ability to properly manage and accurately estimate costs associated with specific customer projects, in particular for arrangements with fixed price terms; (viii) increases in the cost, or reductions in the supply, of the materials used in the Company’s business and for which we bear the risk of such increases; (ix) the inherently dangerous nature of the Company’s services and the risks of potential liability; (x) the seasonality of the Company’s business and the impact of weather conditions; (xi) the Company’s ability to remediate any material weaknesses; (xii) the impact of health, safety and environmental laws and regulations, and the costs associated with compliance with such laws and regulations; (xiii) the Company’s substantial level of indebtedness and the effect of restrictions on its operations set forth in the documents that govern such indebtedness, (xiv) the Company may fail to realize anticipated synergies or other benefits expected from the merger with NV5 Global, Inc. (“NV5”) in the timeframe expected or at all and (xv) the ultimate timing, outcome, and results of integrating the operations of Acuren and NV5. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the SEC, including, but not limited to, the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 which was filed with the SEC on March 27, 2025, and any amendments thereto, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, each as supplemented or amended from time to time. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Investor Contact:

Andrew Shen
Director of Investor Relations
Email: IR@acuren.com

Source: Acuren Corporation